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                                                                     Exhibit (i)


                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th & Cherry Streets
                          Philadelphia, PA 19103-6996
                                 (215) 988-2700


                                  July 31, 2002


Excelsior Funds Trust
One Freedom Valley Drive
Oaks, Pennsylvania 19456

                  Re:  Excelsior Funds Trust - Shares of Beneficial Interest

Ladies and Gentlemen:

                  We have acted as counsel for Excelsior Funds Trust, a Delaware business trust (the "Trust"), in connection with the registration by the Trust of its shares of beneficial interest, with a par value of $0.00001 per share. The Trust Instrument of the Trust authorizes the issuance of an unlimited number of shares of beneficial interest, which the Board of Trustees ("Board") of the Trust has divided into seven series, three of which have two separate classes, which have shares that remain outstanding, designated as follows: Excelsior Equity Fund, Excelsior Mid Cap Value Fund (Institutional Shares and Shares), Excelsior Optimum Growth Fund (Institutional Shares and Shares), Excelsior Income Fund, Excelsior Total Return Bond Fund, Excelsior International Equity Fund and Excelsior High Yield Fund (Institutional Shares and Shares) (each a "Series" and collectively, "Series"). The Board has previously authorized the issuance of shares of these Series to the public. The shares of beneficial interest designated into each such series are referred to herein as the "Current Series Shares;" the shares of beneficial interest that are not designated into series are referred to herein as the "Future Shares;" and the Current Series Shares and the Future Shares are referred to collectively herein as the "Shares." You have asked for our opinion on certain matters relating to the Shares.

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Excelsior Funds Trust
July 31, 2002
Page 2

              We have reviewed the Trust Instrument and By-laws of the Trust, resolutions of the Trust's Board, certificates of public officials and of the Trust's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 24 thereto.

              This opinion is based exclusively on the laws of the Delaware Business Trust Act and the federal law of the United States of America.

              We have also assumed the following for purposes of this opinion:

              1. The Current Series Shares have been, and will continue to be, issued in accordance with the Trust Instrument and By-laws of the Trust and resolutions of the Trust's Board and shareholders relating to the creation, authorization and issuance of the Current Series Shares.

              2. Prior to the issuance of any Future Shares, the Board (a) will duly authorize the issuance of such Future Shares, (b) will determine with respect to each series of such Future Shares the preferences, limitations and relative rights applicable thereto and (c) with respect to such Future Shares, will duly take the action necessary to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof ("Future Series Designations").

              3. With respect to the Future Shares, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) the Trust Instrument and By-laws of the Trust, each as amended as of the date of such issuance, and (ii) the applicable Future Series Designations.

              4. The Board will not change the number of Shares of any Series, or the preferences, limitations or relative rights of any series of Shares after any Shares of such series have been issued.

              Based upon the foregoing, we are of the opinion that:

              1. The Trust is authorized to issue an unlimited number of shares of beneficial interest in each of the Series.

              2. The Trust's Board is authorized (i) to create from time to time one or more additional series of shares and, (ii) to determine, at the time of creation of any

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Excelsior Funds Trust
July 31, 2002
Page 3

such series, the number of shares of such series and the designations, preferences, limitations and relative rights thereof.

              3. All necessary action by the Trust to authorize the Current Series Shares has been taken, and the Trust has the power to issue the Current Series Shares.

              4. The Shares will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement, validly issued, fully paid and non-assessable by the Trust, and the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law (except that we express no opinion as to such holders who are also trustees of the Trust).

              We hereby consent to the filing of this opinion as an Exhibit to Post-Effective Amendment No. 24 to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, respectively. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the reference to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Drinker Biddle & Reath LLP

                                                 DRINKER BIDDLE & REATH LLP